STOCK PURCHASE AGREEMENT

                                    AMONG

                      DAWSON PRODUCTION SERVICES, INC.,
                             A TEXAS CORPORATION

                                     AND

                             JOHN RANDALL TAYLOR,
                           KATHY DIANNE TAYLOR, AND
                            PSD INVESTMENTS, LTD.

                                 JULY 8, 1996

                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
1.     PURCHASE AND SALE OF SHARES.................................... 1
            1.1.  BASIC TRANSACTION................................... 1
            1.2.  PURCHASE PRICE...................................... 2
            1.3.  EARNEST MONEY DEPOSIT.  ............................ 3
            1.4.  THE CLOSING......................................... 3
            1.5.  DELIVERIES AT THE CLOSING........................... 3

2.     REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION...... 4
            2.1.  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                   AND TAYLOR ........................................ 4
            2.2.  REPRESENTATIONS AND WARRANTIES OF THE BUYER......... 5

3.    REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES ........ 6
            3.1.  ORGANIZATION, QUALIFICATION, AND CORPORATE POWER.... 6
            3.2.  NONCONTRAVENTION.................................... 6
            3.3.  BROKERS' FEES....................................... 7
            3.4.  TITLE TO ASSETS..................................... 7
            3.5.  CAPITALIZATION...................................... 7
            3.6.  FINANCIAL STATEMENTS................................ 7
            3.7.  EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END.... 8
            3.8.  UNDISCLOSED LIABILITIES.............................10
            3.9.  LEGAL COMPLIANCE....................................10
            3.10. TAX MATTERS.........................................11
            3.11. REAL PROPERTY.......................................12
            3.12. INTELLECTUAL PROPERTY...............................15
            3.13. TANGIBLE ASSETS.....................................17
            3.14. CONTRACTS...........................................18
            3.15. NOTES AND ACCOUNTS RECEIVABLE.......................19
            3.16. POWERS OF ATTORNEY..................................19
            3.17. INSURANCE...........................................19
            3.18. LITIGATION..........................................20
            3.19. WARRANTY............................................20
            3.20. EMPLOYEES...........................................20
            3.21. EMPLOYEE BENEFITS...................................21
            3.22. GUARANTIES..........................................23
            3.23. ENVIRONMENT, HEALTH, AND SAFETY.....................23
            3.24. CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANIES...24
            3.25. DISCLOSURE..........................................24
            3.26. BUSINESS OF THE COMPANIES ..........................24

4.    PRE-CLOSING COVENANTS...........................................24
            4.1.  GENERAL.............................................24

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            4.2.  NOTICES AND CONSENTS................................24
            4.3.  OPERATION OF BUSINESS...............................25
            4.4.  PRESERVATION OF BUSINESS............................25
            4.5.  FULL ACCESS.........................................25
            4.6.  NOTICE OF DEVELOPMENTS..............................25
            4.7.  EXCLUSIVITY.........................................25
            4.8.  ESTOPPEL CERTIFICATES...............................25
            4.9.  EMPLOYMENT AGREEMENTS...............................26

5.    POST-CLOSING COVENANTS..........................................26
            5.1.  GENERAL.............................................26
            5.2.  LITIGATION SUPPORT..................................26
            5.3.  TRANSITION..........................................26
            5.4.  CONFIDENTIALITY.....................................26
            5.5.  COVENANT NOT TO COMPETE.............................27
            5.6.  USE OF FABRICATION SHOP.............................27
            5.7.  PRICE GUARANTY......................................27
            5.8.  REMOVAL OF TAYLOR AS REGISTERED AGENT...............27
            5.9.  REMOVAL OF TAYLOR FROM TEXAS RAILROAD COMMISSION
                   FORM P-5...........................................28

6.    CONDITIONS TO OBLIGATION TO CLOSE...............................28
            6.1.  CONDITIONS TO OBLIGATION OF THE BUYER...............28
            6.2.  CONDITIONS TO OBLIGATION OF THE SELLERS.............30

7.    REMEDIES........................................................30
            7.1.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........30
            7.2.  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.31
            7.3.  ENVIRONMENTAL INDEMNITY AND RELEASE.................31
            7.4.  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE
                   SELLER.............................................34
            7.5.  MATTERS INVOLVING THIRD PARTIES.....................34
            7.6.  DETERMINATION OF ADVERSE CONSEQUENCES...............35
            7.7.  SET-OFF UNDER BUYER NOTE............................35
            7.8.  OTHER INDEMNIFICATION PROVISIONS....................35
            7.9.  RELIANCE UPON INSURANCE.............................36

8.    TERMINATION.....................................................36
            8.1.  TERMINATION OF AGREEMENT............................36
            8.2.   EFFECT OF TERMINATION..............................36
            8.3.   LETTER OF INTENT...................................37

9.     ARBITRATION....................................................37
            9.1.  NEGOTIATION PERIOD..................................37
            9.2.  COMMENCEMENT OF ARBITRATION.........................37
            9.3.  CONSOLIDATION OF HEARINGS...........................37
            9.4.  DISCOVERY...........................................37

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            9.5.  CONCLUSION OF ARBITRATION...........................38
            9.6.  EXPENSES OF ARBITRATORS.............................38

10.   MISCELLANEOUS...................................................38
            10.1. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS.............38
            10.2. NO THIRD PARTY BENEFICIARIES........................38
            10.3. ENTIRE AGREEMENT....................................38
            10.4. SUCCESSION AND ASSIGNMENT...........................38
            10.5. COUNTERPARTS........................................39
            10.6. HEADINGS............................................39
            10.7. NOTICES.............................................39
            10.8. GOVERNING LAW.......................................39
            10.9. AMENDMENTS AND WAIVERS..............................39
            10.10.SEVERABILITY........................................40
            10.11.EXPENSES............................................40
            10.12.CONSTRUCTION........................................40
            10.13.SPECIFIC PERFORMANCE................................40
            10.14.SUBMISSION TO JURISDICTION..........................40
            10.15. CONSTRUCTION.......................................41
            10.16. GOOD FAITH.........................................41

DEFINITIONS:

The definition of "Agreement" can be found on page 1.

The definition of "Effective Date" can be found on page 1.

The definition of "Buyer" can be found on page 1.

The definition of "PSD Investments" can be found on page 1.

The definition of "Taylor" can be found on page 1.

The definition of "Sellers" can be found on page 1.

The definition of "Companies" can be found on page 1.

The definition of "Shares" can be found on page 1.

The definition of "Excluded Assets" can be found on page 1.

The definition of "Purchase Price" can be found in Section 1.2.

The definition of "Buyer Note" can be found in Section 1.2(a).

The definition of "Closing Financial Statements" can be found in
Section 1.2(b)(iii).

The definition of "Earnest Money Deposit" can be found in Section 1.3.

The definition of "Closing" can be found in Section 1.4.

The definition of "Closing Date" can be found in Section 1.4.

The definition of "Liability" can be found in Section 2.1(c).

The definition of "Securities Act" can be found in Section 2.1(d).

The definition of "Security Interest" can be found in Section 2.1(d).

The definition of "Taxes" can be found in Section 2.1(d).

The definition of "Most Recent Balance Sheet" can be found in Section 3.4.

The definition of "Ordinary Course of Business" can be found in Section 3.4.

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The definition of "Financial Statements" can be found in Section 3.6.

The definition of "Most Recent Fiscal Year End" can be found in Section 3.6.

The definition of "Most Recent Financial Statements" can be found in
Section 3.6.

The definition of "Most Recent Fiscal Month End" can be found in Section 3.6.

The definition of "GAAP" can be found in Section 3.6.

The definition of "Person" can be found in Section 3.7(e).

The definition of "Intellectual Property" can be found in Section 3.7(i).

The definition of "ERISA" can be found in Section 3.7(q).

The definition of "Employee Benefit Plan" can be found in Section 3.7(q).

The definition of "Affiliates" can be found in Section 3.9.

The definition of "Tax Returns" can be found in Section 3.10(a).

The definition of "Knowledge" can be found in Section 3.10(c).

The definition of "Code" can be found in Section 3.10(e).

The definition of "Affiliated Group" can be found in Section 3.10(e).

The definition of "Reportable Event" can be found in Section 3.21(b)(i).

The definition of "Prohibited Transactions" can be found in Section 3.21(b)(ii).

The definition of "Fiduciary" can be found in Section 3.21(b)(ii).

The definition of "Confidential Information" can be found in Section 5.4.

The definition of "Adverse Consequences" can be found in Section 7.2(a).

The definition of "Contamination" can be found in Section 7.3(a)(i).

The definition of "Environmental, Health and Safety Laws" can be found in
Section 7.3(a)(ii).

The definition of "Environmental Loss" can be found in Section 7.3(a)(iii).

The definition of "Hazardous Substance" can be found in Section 7.3(a)(iv).

The definition of "Release" can be found in Section 7.3(a)(v).

The definition of "Remediation" can be found in Section 7.3(a)(vi).

The definition of "Costs" can be found in Section 7.3(b).

The definition of "Indemnified Party" can be found in Section 7.5(a).

The definition of "Third Party Claim" can be found in Section 7.5(a).

The definition of "Indemnifying Party" can be found in Section 7.5(a).

The definition of "Negotiation Period" can be found in Section 9.1.

The definition of "Dispute Notice" can be found in Section 9.1.

The definition of "Final Arbitrator" can be found in Section 9.2.

                                      iv

                           STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement ("AGREEMENT") is entered into on July 8, 1996 (the "EFFECTIVE DATE"), by and among Dawson Production Services, Inc., a Texas corporation (the "BUYER") and PSD Investments, Ltd., a Texas limited partnership (the "SELLER"), John Randall Taylor, an individual residing in Panola County, Texas, in his individual capacity, and as general partner and sole managing partner of the Seller and his spouse, Kathy Dianne Taylor, who is also an individual residing in Panola County, Texas, in her individual capacity as a general partner of the Seller. In the Agreement, the term "TAYLOR" shall mean and be defined to include both John Randall Taylor and Kathy Dianne Taylor.

                                   RECITALS:

      John Randall Taylor and Kathy Dianne Taylor are the general partners of and John Randall Taylor is the sole managing partner of PSD Investments which, as of the Effective Date, owns all of the outstanding capital stock of Taylor Companies, Inc. which owns all of the issued and outstanding capital stock or membership interests of the other entities listed on EXHIBIT A. In this Agreement, the term "COMPANIES" shall mean and be defined collectively as all of the entities identified on EXHIBIT A.

      The Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, all of the outstanding capital stock and all of the membership interests in the Companies (the "SHARES") in return for cash and the Buyer Note, and upon the other terms and conditions set forth in this Agreement.

      It is the intention of the Buyer and the Seller that all damages, liabilities and losses not in the ordinary course of business that occur or result from events or conditions that occur or exist prior to the Closing (whether or not reported prior to the Closing) shall be the financial responsibility of the Seller and Taylor and subject to the indemnification provisions provided in Section 7.2 and 7.3 of this Agreement, and that all such damages, liabilities and losses that occur or result from events or conditions that occur or exist after the Closing shall be the financial responsibility of the Buyer and subject to the indemnification provisions provided in Section 7.4 of this Agreement.

      Now, therefore, in consideration of the premises and the mutual promises, and of the representations, warranties, and covenants contained in this Agreement, the parties agree as follows:

      1. PURCHASE AND SALE OF SHARES.

            1.1. BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of the Shares for the consideration specified in Section 1.2. Notwithstanding the foregoing, however, immediately prior to the transfer, the Companies shall distribute to the Seller the assets listed on EXHIBIT B (the "EXCLUDED ASSETS"), to which the Buyer shall have no right, title or interest following this transaction.

            1.2. PURCHASE PRICE. Subject to the terms and conditions of this Agreement, the Buyer agrees to pay to the Seller the following as consideration for the purchase of the Shares (the "PURCHASE PRICE"):

                  (a) Payable at Closing. At the Closing (as hereinafter defined), the Buyer shall pay to the Seller the following: (i) the Buyer's promissory note (the "BUYER NOTE") in the form of EXHIBIT C in the aggregate principal amount of $1.5 million, and (ii) cash in the amount of $10.5 million (plus or minus the adjustments set forth below in this Section 1.2) payable by wire transfer or delivery of other immediately available funds, with delivery to the Seller of the Earnest Money Deposit (as hereinafter defined) being credited to such cash payment.

            In addition, at the Closing, the Buyer shall cause Taylor Companies, Inc. to pay $2,505,629 to John Randall Taylor as a repayment in full of all of the outstanding principal and interest owed by Taylor Companies, Inc. to John Randall Taylor pursuant to that certain promissory note by and between Taylor Companies, Inc. as Maker and John Randall Taylor as Payee (which is listed in the Most Recent Balance Sheet as "Subordinated payable to stockholder" and has been included in the adjustments to the cash payment provided in this Section 1.2(a) immediately below) and, upon receipt of such payment, John Randall Taylor shall return the original of such promissory note marked on its face, "Paid in Full and Canceled" followed by his signature.

            The cash portion of the Purchase Price shall be reduced to the extent that the (z) total liabilities of the Companies excluding deferred revenue as reflected on the Most Recent Balance Sheet (as hereinafter defined) and excluding $126,094.62 for vehicle financing obtained subsequent to the Most Recent Balance Sheet exceed the total of (x) current assets of the Companies as reflected on the Most Recent Balance Sheet and (y) the difference between the termination value of the TRAC Leases (as shown on Exhibit G) at December 31, 1995 and the termination value of the TRAC Leases at the date of the Most Recent Balance Sheet. (Decrease in cash to the Seller = z - (x+y)).

            The cash portion of the Purchase Price shall be increased to the extent that (x) the current assets of the Companies as reflected on the Most Recent Balance Sheet, and (y) the difference between the termination value of the TRAC Leases (as shown on Exhibit G) at December 31, 1995 and the termination value of the TRAC Leases at the date of the Most Recent Balance Sheet exceed (z) the total liabilities excluding deferred revenue of the Companies as reflected on the Most Recent Balance Sheet and excluding $126,094.62 for vehicle financing obtained subsequent to the Most Recent Balance Sheet. (Increase in cash to the Seller = (x+y) - z).

            (b) Post-Closing Adjustments. The Purchase Price shall be further adjusted following the Closing based on the matters set forth below. Such adjustments shall be payable by the Buyer or the Seller, as appropriate, to the other within 45 days following the submission of documentation describing in reasonable detail the factual basis for the adjustment:

                        (i) The Purchase Price shall be decreased to the extent
            that the Companies, between June 1, 1996 and the date of Closing, failed to expend a monthly average of at least $70,000, on a combination of capital expenditures and equipment maintenance and repairs (whether or not such expenditures are capitalized).

                        (ii) All taxes of the Companies, including without
            limitation all corporate income taxes, excise taxes, ad valorem personal property taxes, ad valorem real estate taxes, sales and use taxes, and corporate franchise taxes, shall be adjusted to the date of Closing and the Closing Financial Statements (defined below) shall reflect all accrued but unpaid taxes up to the date of Closing. No adjustments shall be made by reason of this Section 1.2(b)(ii) for any federal income taxes incurred by Seller pursuant to the transactions contemplated by this Agreement.

                        (iii) The Purchase Price shall be either reduced or
            increased to the extent of the difference in the net amount of the adjustments as defined in Section 1.2(a) calculated based on the Most Recent Balance Sheet and the adjustments as defined in Section 1.2(a) calculated based on consolidated unaudited financial statements of the Companies at and as of the date of Closing (the "CLOSING FINANCIAL STATEMENTS").

            1.3. EARNEST MONEY DEPOSIT. Prior to the execution and delivery of this Agreement, the Buyer has deposited with Mike Parker, counsel for the Seller, cash in the amount of $275,000 (the "EARNEST MONEY DEPOSIT"). At the Closing, the Earnest Money Deposit will be transferred to the Seller, by wire transfer, and credited against the cash portion of the Purchase Price scheduled to be paid at the Closing.

            1.4. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Jenkens & Gilchrist, A Professional Corporation, in Austin, Texas, commencing at 9:00 a.m., local time, on July 30, 1996, or such other date as the Buyer and the Seller may mutually determine (the "CLOSING DATE"); provided, however, that the Closing Date shall be no later than August 14, 1996.

            1.5. DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6.1, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6.2,
(iii) the Seller will deliver to the Buyer stock certificates representing all of the Shares, properly endorsed or accompanied by duly executed assignment documents for transfer to the Buyer, free and clear of all liens, pledges, Security Interests (as hereinafter defined), claims, encumbrances or restrictions, and (iv) the Buyer will deliver to the Seller the consideration specified in Section 1.2.

      2. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

            2.1. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND TAYLOR. The Seller and Taylor, jointly and severally, represent and warrant to the Buyer that the statements contained in this Section 2.1 are correct and complete as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Section 2.1) with respect to each of them, except as set forth in Seller's Disclosure Schedule.

                  (a) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. Except as set forth in Section 2.1 of Seller's Disclosure Schedule, the Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (b) NONCONTRAVENTION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller or Taylor is subject or, any provision of the articles of incorporation or bylaws or articles of organization or regulations of any of the Companies, or (ii) except as set forth in Section 2.1 of Seller's Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller or Taylor is a party or by which the Seller or Taylor is bound or to which any of their assets is subject.

                  (c) BROKERS' FEES. The Seller does not have any liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due (a "LIABILITY") or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (d) COMPANY SHARES. The Seller holds of record and owns beneficially all of the Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended (the "SECURITIES ACT") and state securities laws), Taxes (as hereinafter defined), Security Interests (as hereinafter defined), options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

      Neither the Seller nor Taylor is a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock or membership interests of any of the Companies (other than this Agreement). Neither the Seller nor Taylor is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock or membership interests of any of the Companies. As used in this Agreement, "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings (and which are adequately reserved or provided for on the face of the Most Recent Balance Sheet), (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business (as hereinafter defined) and not incurred in connection with the borrowing of money. As used in this Agreement, "TAXES" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

            2.2. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this
Section 2.2 are correct and complete as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Section 2.2), except as set forth in Buyer's Disclosure Schedule.

                  (a) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

                  (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (c) NONCONTRAVENTION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its articles of incorporation or bylaws or
      (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which the Buyer is bound or to which any of the assets of the Buyer is subject.

                  (d) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      3. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES. The Seller and Taylor, jointly and severally, represent and warrant to the Buyer that the statements contained in this Section 3 are correct and complete as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Section 3), except as set forth in Seller's Disclosure Schedule.

            3.1. ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each entity which is one of the Companies is a corporation or, in the case of Taylor Caldwell Properties, LLC, a limited liability company, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Companies is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Companies has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it.
Section 3.1 of Seller's Disclosure Schedule lists the directors and officers of each of the Companies and the members and managers of Taylor Caldwell Properties, LLC. The Seller has delivered to the Buyer correct and complete copies of the articles of incorporation and bylaws or the articles of organization and regulations, as applicable, of each of the Companies (as amended to date). The minute books (containing the records of meetings and actions taken without a meeting of the shareholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Companies are correct and complete. None of the Companies is in default under or in violation of any provision of its articles of incorporation or bylaws or under its articles of organization or regulations, as applicable.

            3.2. NONCONTRAVENTION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Companies is subject or any provision of the articles of incorporation or bylaws of any of the Companies or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Companies is a party or by which they are bound or to which any of their assets are subject (or result in the imposition of any Security Interest upon any of their assets). Except as set forth in Section 3.2 of Seller's Disclosure Schedule, none of the Companies is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

            3.3. BROKERS' FEES. None of the Companies has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

            3.4. TITLE TO ASSETS. Each of the Companies has and through the date of Closing will have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, listed on Seller's Disclosure Schedule, or shown on the balance sheet (the "MOST RECENT BALANCE SHEET") contained within the Most Recent Financial Statements (as hereinafter defined) or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the ordinary course of business consistent with past custom and practice, including customs and practices relating to quantity and frequency (the "ORDINARY COURSE OF BUSINESS") since the date of the Most Recent Balance Sheet.

            3.5. CAPITALIZATION. Section 3.5 of Seller's Disclosure Schedule sets forth for each of the Companies (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Company have been duly authorized and are validly issued, fully paid, and nonassessable. The Seller or one of the Companies holds of record and owns beneficially all of the outstanding shares of each of the Companies, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require the Seller or any of the Companies to sell, transfer, or otherwise dispose of any capital stock of any of the Companies or that could require any of the Companies to issue, sell, or otherwise cause to become outstanding any of its own capital stock. Except as set forth on Section 3.5 of Seller's Disclosure Schedule, there are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any of the Companies. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any of the Companies. None of the Companies controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not listed on EXHIBIT A. All of the statements made in this paragraph are true and correct not only with respect to the corporations listed on EXHIBIT A, but also with respect to Taylor Caldwell Properties, LLC, except that all references to stock shall mean membership interests, all references to articles of corporation shall mean articles of organization, and all references to bylaws shall mean regulations.

            3.6. FINANCIAL STATEMENTS. Attached hereto as EXHIBIT D are the following financial statements (collectively, the "FINANCIAL STATEMENTS"): (i) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in shareholders' equity and cash flows, and unaudited earnings before interest, taxes, TRAC Leases, depreciation and amortization ("ADJUSTED EBITDA") as of and for the fiscal years ended December 31, 1994, and December 31, 1995 (the "MOST RECENT FISCAL YEAR END") for the Companies; and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in shareholders' equity and cash flows and Adjusted EBITDA (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the five months ended May 31, 1996 (the "MOST RECENT FISCAL MONTH END") for the Companies. The Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles as in effect from time to time ("GAAP") applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Companies as of such dates and the results of operations of the Companies for such periods, are correct and complete, and are consistent with the books and records of the Companies (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material, individually or in the aggregate) and lack footnotes and other presentation items required by GAAP.

            3.7. EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Other than as stated in Section 3.7 of Seller's Disclosure Schedule, since the Most Recent Fiscal Year End there has not been, and through the date of the Closing there will not have been, any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Companies. Without limiting the generality of the foregoing, since that date:

                  (a) none of the Companies has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (b) none of the Companies has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $5,000 or outside the Ordinary Course of Business;

                  (c) no party (including any of the Companies) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 to which any of the Companies is a party or by which any of them is bound;

                  (d) none of the Companies has imposed any Security Interest upon any of its assets, tangible or intangible;

                  (e) none of the Companies has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization, or governmental entity or any department, agency, or political subdivision thereof (each, a "PERSON") nor has any of the Companies made a series of related capital investments, loans, and acquisitions either involving more than $5,000 or outside the Ordinary Course of Business;

                  (f) none of the Companies has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000 individually or $25,000 in the aggregate;

                  (g) none of the Companies has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (h) none of the Companies has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business;

                  (i) none of the Companies has granted any license or sublicense of any rights under or with respect to any (i) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all adaptations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (ii) trade secrets and confidential business information (including ideas, research and development, know-how, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
      (iii) other proprietary rights, and (iv) copies and tangible embodiments thereof, in whatever form or medium (items (i) through (iv) collectively referred to in this Agreement as the "INTELLECTUAL PROPERTY");

                  (j) there has been no change made or authorized in the articles of incorporation or bylaws or the articles of organization or regulations of any of the Companies;

                  (k) none of the Companies has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (l) none of the Companies has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (m) none of the Companies has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (n) none of the Companies has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (o) none of the Companies has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (p) none of the Companies has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (q) none of the Companies has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees or taken any such action with respect to any (i) nonqualified deferred compensation or retirement plan or arrangement which is an "Employee Pension Benefit Plan" (herein so called) within the meaning set forth in Sec. 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan,
      (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan as defined in ERISA Sec. 3(37)), or (iv) "Employee Welfare Benefit Plan" within the meaning set forth in ERISA Sec. 3(1) or material fringe benefit plan or program (each, an "EMPLOYEE BENEFIT PLAN");

                  (r) none of the Companies has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (s) none of the Companies has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (t) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Companies; and

                  (u) none of the Companies has committed to any of the foregoing.

            3.8. UNDISCLOSED LIABILITIES. Other than as listed on Section 3.18 (Litigation) of Seller's Disclosure Schedule, none of the Companies has any Liability and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

            3.9. LEGAL COMPLIANCE. Each of the Companies and their respective predecessors and "AFFILIATES" (as defined in Rule 12-2 promulgated under the Securities Exchange Act of 1934) has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

            3.10. TAX MATTERS.

                  (a) Each of the Companies has filed each and every return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof (collectively, the "TAX RETURNS") that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Companies (whether or not shown on any Tax Return) have been paid. None of the Companies currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Companies does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Companies that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) Each of the Companies has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

                  (c) Neither the Seller nor Taylor nor any director or officer (or employee responsible for Tax matters) of any of the Companies expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the Companies either (i) claimed or raised by any authority in writing or (ii) as to which the Seller, Taylor or any of the directors, officers (and employees responsible for Tax matters) of the Companies has actual knowledge after reasonable investigation ("KNOWLEDGE") based upon personal contact with any agent of such authority. Section 3.10 of Seller's Disclosure Schedule lists all Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Companies since December 31, 1993.

                  (d) None of the Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) None of the Companies has filed a consent under Sec. 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE") concerning collapsible corporations. None of the Companies has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. None of the Companies has been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). Each of the Companies has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. None of the Companies is a party to any Tax allocation or sharing agreement. None of the Companies (i) has been a member of an "AFFILIATED GROUP" (as defined in Code Section 1504) filing a consolidated federal income Tax Return (other than a group the common parent of which was one of the Companies) or (ii) has any Liability for the Taxes of any Person (other than any of the Companies) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (f) Section 3.10 of Seller's Disclosure Schedule sets forth the following information with respect to each of the Companies as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (i) the basis of the shareholder(s) of each Company other than the Seller in its stock (or the amount of any Excess Loss Account (within the meaning of Treas. Reg. ss.1.1502-19)); (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to each of the Companies; and (iii) the amount of any deferred gain or loss allocable to each of the Companies arising out of any "DEFERRED INTERCOMPANY TRANSACTION" (within the meaning set forth in Treas. Reg. ss.1.1502-13). In addition, a document describing the asset tax basis for each of the Companies has been delivered to the Buyer.

                  (g) The unpaid Taxes of each of the Companies (i) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Companies in filing their Tax Returns.

            3.11. REAL PROPERTY.

                  (a) Section 3.11(a) of Seller's Disclosure Schedule lists and describes briefly all real property owned by each of the Companies. The Seller has delivered to the Buyer correct and complete copies of the deeds for each property listed in Section 3.11(a) of Seller's Disclosure Schedule together with the Bill of Sale and Assignment relating to all personal property or fixtures located thereon, and a copy of any and all easement agreements described in Section 3.11(a)(ix). With respect to each such parcel of owned real property:

                        (i) the identified owner has good and marketable title
            to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

                        (ii) there are no pending or, to the Knowledge of the
            Seller, Taylor or any of the directors and officers (and employees with responsibility for real estate matters) of the Companies, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

                        (iii) the legal description for the parcel contained in
            the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                        (iv) all facilities have received all approvals of
            governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                        (v) there are no leases, subleases, licenses,
            concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

                        (vi) there are no outstanding options or rights of first
            refusal to purchase the parcel of real property, or any portion thereof or interest therein;

                        (vii) there are no parties (other than the Companies) in
            possession of the parcel of real property, other than tenants under any leases disclosed in Section 3.11(a) of Seller's Disclosure Schedule who are in possession of space to which they are entitled;

                        (viii) all facilities located on the parcel of real
            property are supplied with utilities and other services necessary for the operation of such facilities, all of which are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided public roads or permanent, irrevocable, appurtenant easements benefitting the parcel of real property; and

                        (ix) each parcel of real property abuts on and has
            direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

                  (b) Section 3.11(b) of Seller's Disclosure Schedule lists and describes briefly all real property leased or subleased to any of the Companies. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 3.11(b) of Seller's Disclosure Schedule. With respect to each lease and sublease listed in Section 3.11(b) of Seller's Disclosure Schedule:

                        (i) the lease or sublease is legal, valid, binding,
            enforceable, and in full force and effect;

                        (ii) the lease or sublease will continue to be legal,
            valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                        (iii) no party to the lease or sublease is in breach or
            default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                        (iv) no party to the lease or sublease has repudiated
            any provision thereof;

                        (v) there are no disputes, oral agreements, or
            forbearance programs in effect as to the lease or sublease;

                        (vi) with respect to each sublease, the representations
            and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                        (vii) none of the Companies has assigned, transferred,
            conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                        (viii) all facilities leased or subleased thereunder
            have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                        (ix) all facilities located on the parcel of real
            property are supplied with utilities and other services necessary for the operation of such facilities, all of which are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided public roads or permanent, irrevocable, appurtenant easements benefitting the parcel of real property;

                        (x) to the Knowledge of the Seller, Taylor or any of the
            directors and officers (and employees with responsibility for real estate matters) of the Companies, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto; and

                         (xi) each parcel of leased or subleased real property
            abuts on and has direct vehicular access to a public road, or has access to a public road via an appropriate easement benefitting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

            3.12. INTELLECTUAL PROPERTY.

                  (a) Each of the Companies owns or has the right to use pursuant to a license or other agreement all Intellectual Property necessary or desirable for the operation of the businesses of the Companies as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of the Companies immediately prior to the Closing will be owned or available for use by the Companies on identical terms and conditions immediately subsequent to the Closing. Each of the Companies has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (b) None of the Companies has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Seller nor any of the directors, officers (or employees with responsibility for Intellectual Property matters) of the Companies has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Companies must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller, Taylor or any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Companies, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Companies.

                  (c) Section 3.12(c) of Seller's Disclosure Schedule identifies each registration which has been issued to any of the Companies with respect to any of its Intellectual Property, identifies each application for registration which any of the Companies has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the Companies has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3.12(c) of Seller's Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Companies in connection with any of their respective businesses. With respect to each item of Intellectual Property required to be identified in Section 3.12(c) of Seller's Disclosure Schedule:

                        (i) the Companies possess all right, title, and interest
            in and to the item, free and clear of any Security Interest, license, or other restriction;

                        (ii) the item is not subject to any outstanding
            injunction, judgment, order, decree, ruling, or charge;

                        (iii) no action, suit, proceeding, hearing,
            investigation, charge, complaint, claim, or demand is pending nor, to the Knowledge of the Seller, Taylor or any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Companies, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                        (iv) none of the Companies has ever agreed to indemnify
            any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (d) Section 3.12(d) of Seller's Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any of the Companies uses pursuant to license or other agreement. The Seller has delivered to the Buyer correct and complete copies of all such licenses and agreements (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3.12(d) of Seller's Disclosure Schedule:

                        (i) the license, sublicense, agreement, or permission
            covering the item is legal, valid, binding, enforceable, and in full force and effect;

                        (ii) the license or agreement will continue to be legal,
            valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                        (iii) no party to the license, sublicense, agreement, or
            permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                        (iv) no party to the license, sublicense, agreement, or
            permission has repudiated any provision thereof;

                        (v) with respect to each sublicense, the representations
            and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

                        (vi) the underlying item of Intellectual Property is not
            subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                        (vii) no action, suit, proceeding, hearing,
            investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller, Taylor or any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Companies, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                        (viii)none of the Companies has granted any sublicense
            or similar right with respect to the license, sublicense, agreement, or permission.

                  (e) To the Knowledge of the Seller, Taylor or any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Companies, none of the Companies will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

            3.13. TANGIBLE ASSETS. To the Knowledge of the Seller, Taylor, or any of the directors and officers (and employees with responsibility for matters relating to the ownership and performance of tangible assets) of the Companies, the Companies own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects, patent and latent, has been maintained in accordance with normal industry practice, is in good operating condition and repair, subject to normal wear and tear, and is suitable for the purposes for which it presently is used and presently is proposed to be used.

            3.14. CONTRACTS. Section 3.14 of Seller's Disclosure Schedule lists the following contracts and other agreements to which any of the Companies is a party:

                  (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per year;

                  (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of the Companies or involve consideration in excess of $25,000;

                  (c) any agreement establishing a partnership or joint venture;

                  (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $100,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (e) any agreement concerning confidentiality or noncompetition;

                  (f) any agreement with the Seller and its Affiliates (other than the Companies);

                  (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (h)   any collective bargaining agreement;

                  (i) any written agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

                  (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business; and (k) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the Companies.

The Seller has delivered to the Buyer a correct and complete copy of (or have made available for copying) each written agreement (as amended to date) listed in Section 3.14 of Seller's Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.14 of Seller's Disclosure Schedule. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

            3.15. NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Companies are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts (which is adequate in amount to cover any such receivables not collected) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Companies. Section 3.15 of Seller's Disclosure Schedule correctly identifies all notes and accounts receivable.

            3.16. POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of any of the Companies or affecting any of the Shares.

            3.17. INSURANCE. Section 3.17 of Seller's Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Companies has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years:

                        (i) the name, address, and telephone number of the
            agent;

                        (ii) the name of the insurer, the name of the
            policyholder, and the name of each covered insured;

                        (iii) the policy number and the period of coverage;

                        (iv) the scope (including an indication of whether the
            coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                        (v) a description of any retroactive premium adjustments
            or other loss-sharing arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) none of the Companies nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. Each of the Companies has been covered during the past three years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during such period. Section 3.17 of Seller's Disclosure Schedule describes any self-insurance arrangements affecting any of the Companies.

            3.18. LITIGATION. Section 3.18 of Seller's Disclosure Schedule sets forth each instance in which any of the Companies (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to or, to the Knowledge of the Seller, Taylor, or any of the directors and officers (and employees with responsibility for litigation matters) of the Companies is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.18 of Seller's Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Companies. Neither the Seller, nor Taylor, nor any of the directors or officers (or employees with responsibility for litigation matters) of the Companies has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Companies; PROVIDED, HOWEVER, that to the extent that insurance does not compensate the Buyer or the Companies for any damages, liabilities or other losses incurred in connection with any matter identified in Section 3.18 of Seller's Disclosure Schedule, the Seller shall reimburse and indemnify (as provided in Section 7 of this Agreement) the Buyer for such losses.

            3.19. WARRANTY. The service provided by the Companies has, in each case, been in conformity with all applicable contractual commitments and all express and implied warranties, and none of the Companies has any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Companies. No services provided by any of the Companies is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3.19 of Seller's Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Companies (containing applicable guaranty, warranty, and indemnity provisions).

            3.20. EMPLOYEES. To the Knowledge of the Seller, Taylor or any of the directors and officers (and employees with responsibility for employment matters) of each of the Companies, no executive, key employee, or group of employees (other than John Randall Taylor, Grady Moore, Calvin Grace and Jeannie Hollingshead) has any plans to terminate employment with any of the Companies. None of the Companies is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Companies has committed any unfair labor practice. Neither the Seller, Taylor, nor any of the directors and officers (and employees with responsibility for employment matters) of the Companies has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Companies.

            3.21. EMPLOYEE BENEFITS.

                  (a) Section 3.21 of Seller's Disclosure Schedule lists each Employee Benefit Plan that any of the Companies maintains or to which any of the Companies contributes.

                        (i) Each such Employee Benefit Plan (and each related
            trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                        (ii) All required reports and descriptions have been
            filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                        (iii) All contributions (including all employer
            contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Companies. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                        (iv) Each such Employee Benefit Plan which is an
            Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                        (v) The market value of assets under each such Employee
            Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with Pension Benefit Guaranty Corporation ("PBGC") methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                        (vi) The Seller has delivered to the Buyer correct and
            complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (b) With respect to each Employee Benefit Plan that any of the Companies (within the meaning set forth in Code Sec. 1563) maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                        (i) No such Employee Benefit Plan which is in Employee
            Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a "REPORTABLE EVENT" (within the meaning set forth in ERISA Sec. 4043) as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Seller, Taylor or any of the directors and officers (and employees with responsibility for employee benefits matters) of the Companies threatened.

                        (ii) There have been no "PROHIBITED TRANSACTIONS" (as
            defined in ERISA Sec. 406 and Code Sec. 4975) with respect to any such Employee Benefit Plan. No "FIDUCIARY" (within the meaning set forth in ERISA Sec. 3(21)) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Seller, Taylor or any of the directors and officers (and employees with responsibility for employee benefits matters) of the Companies, threatened. Neither the Seller, Taylor nor any of the directors and officers (and employees with responsibility for employee benefits matters) of the Companies has any Knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                        (iii) None of the Companies has incurred, and neither
            the Seller, nor Taylor nor any of the directors, officers (or employees with responsibility for employee benefits matters) of the Companies has any reason to expect that any of the Companies will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (c) None of the Companies contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  (d) None of the Companies maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

            3.22. GUARANTIES. None of the Companies is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

            3.23. ENVIRONMENT, HEALTH, AND SAFETY.

                  (a) Each of the Companies and their respective predecessors and Affiliates has complied with Environmental, Health, and Safety Laws (as herein defined), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been threatened, filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of the Companies, and their respective predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                  (b) To the Knowledge of the Seller, Taylor or any of the directors and officers (and employees with responsibility for environmental, health and safety matters) of each of the Companies, none of the Companies has any Liability (and none of the Companies, and their respective predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of the Companies giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                  (c) All properties and equipment used in the business of the Companies and in the business of their respective predecessors and Affiliates are free of Contamination (as hereinafter defined).

                  (d) The Seller has provided the Buyer all information in the Seller's or Taylor's or the Companies' control or possession relating to:
      (1) the existence of Contamination (as herein defined) on or affecting all properties used in the business of the Companies, their respective predecessors and Affiliates; (2) compliance with all Environmental, Health and Safety Laws by the Sellers, the Companies, their respective predecessors and the Affiliates; and (3) any alleged or actual Environmental Losses (as hereinafter defined).

                  (e) Except the Master Service Agreements and the lease agreements listed in Section 3.11(b) of Seller's Disclosure Schedule, no oral or written agreements exist between the Seller, the Companies, their respective predecessors or the Affiliates, or between such parties and any third parties, relating to or concerning the environmental, safety or health conditions of the properties used in the business of the Seller, the Companies, their respective predecessors or the Affiliates.

            3.24. CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANIES. Except as set forth in Section 3.24 of Seller's Disclosure Schedule, neither the Seller nor any of its Affiliates has been involved in any business arrangement or relationship with any of the Companies within the past 12 months, including without limitation, the purchase or sale of any goods or services, and the Seller and its Affiliates do not own or have any rights to or interest in any asset, tangible or intangible, which is used or, within the past 12 months has been used, in the business of any of the Companies, as such business is set forth in the Financial Statements.

            3.25. DISCLOSURE. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

            3.26. BUSINESS OF THE COMPANIES. The Financial Statements fairly present all of the activities of the Companies that will be part of the operations and business of the Companies at Closing, and all assets, tangible or intangible, and all contracts, formal or informal whether or not in writing, necessary to conduct the business of the Companies, as set forth in the Financial Statements, will be owned by the Companies (in the case of such assets) and will be in full force and effect (in the case of such contracts) at the Closing.

      4. PRE-CLOSING COVENANTS. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

            4.1. GENERAL. Each of the parties will make reasonable efforts to take all action and to do all things necessary, proper, and advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 4.)

            4.2. NOTICES AND CONSENTS. The Seller will cause each of the Companies to give any notices to third parties, and will cause each of the Companies to use commercially reasonable efforts to obtain any third party consents, that the Buyer may request in connection with the matters referred to in Section 3.2. Each of the parties will (and the Seller will cause each of the Companies to) give any notices to, make any filings with, and use its efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 2.1(b), 2.2(c), and 3.2.

            4.3. OPERATION OF BUSINESS. The Seller will not cause or permit any of the Companies to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not cause or permit any of the Companies to declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.7.

            4.4. PRESERVATION OF BUSINESS. The Seller will use its best efforts to cause each of the Companies to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

            4.5. FULL ACCESS. The Seller will permit and will cause each of the Companies to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Companies to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Companies. In addition, the Seller will provide to the Buyer the informal unaudited balance sheet and income statement of the Companies as of and for the six month period ended June 30, 1996 as soon as practicable but in no event later than July 22, 1996.

            4.6. NOTICE OF DEVELOPMENTS. The Seller and the Buyer will each give the other prompt written notice of any material adverse development causing a breach of any of the representations and warranties in Sections 2 and 3. No disclosure by any party pursuant to this Section 4.6, however, shall be deemed to amend or supplement the Disclosure Schedule provided by that party or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

            4.7. EXCLUSIVITY. The Seller will not (and the Seller will not cause or permit any of the Companies to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, any of the Companies (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will not vote (or cause to be voted) any of the Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

            4.8. ESTOPPEL CERTIFICATES. With respect to each parcel of real estate that any of the Companies leases or subleases, the Seller will cause the Companies to obtain an estoppel certificate from each lessor and sublessor in a form satisfactory to the Buyer.

            4.9. EMPLOYMENT AGREEMENTS. The Seller shall assist the Buyer's efforts, if any, to enter into employment agreements acceptable to the Buyer with such managers and employees of the Companies as the Buyer shall have identified in writing to the Sellers.

      5. POST-CLOSING COVENANTS. The parties agree as follows with respect to the period following the Closing.

            5.1. GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 7). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Companies.

            5.2. LITIGATION SUPPORT. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Companies, each of the other parties will cooperate with them or it and their or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 7).

            5.3. TRANSITION. Neither the Seller, nor Taylor will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Companies from maintaining the same business relationships with the Companies after the Closing as it maintained with the Companies prior to the Closing. The Seller and Taylor will refer all customer inquiries relating to the businesses of the Companies to the Buyer from and after the Closing.

            5.4. CONFIDENTIALITY. The Seller will treat and hold as confidential all information concerning the businesses and affairs of the Companies that is not already generally available to the public (the "CONFIDENTIAL INFORMATION"), refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible expressions (and all copies) of the Confidential Information which are in their possession. If the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 5.4. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use its reasonable efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

            5.5. COVENANT NOT TO COMPETE. For a period of five years from and after the Closing Date, neither the Seller nor Taylor will engage directly or indirectly in any business that any of the Companies conducts as of the Closing Date (including but not limited to any saltwater disposal business, vacuum truck business or frac tank business) in any geographic area in which any of the Companies conducts that business as of the Closing Date; provided, however, neither the Seller nor Taylor shall, through ownership directly and indirectly of less than 1% of the outstanding equity interest of any corporation, partnership or other entity, be deemed to be engaged solely by reason thereof, in any of their businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.5 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. With the Buyer's prior written consent, the Seller or Taylor may operate disposal wells otherwise in violation of this
Section 5.5 and such consent is hereby given to permit the Seller or Taylor to operate Cavern Disposal, Inc. and Butler SWD, Inc.

            5.6. USE OF FABRICATION SHOP. The Buyer and the Seller shall enter into a lease, in a form reasonably satisfactory to the Buyer, providing that, for a period of six months following the Closing, the Buyer may use the Seller's fabrication facility located at 1126 Hills Lake Road in Carthage, Texas at no cost to Buyer. The Buyer agrees to maintain property insurance coverage for such fabrication facility during such six month period.

            5.7. PRICE GUARANTY. The Seller and Taylor agree that if at any time that the Seller or Taylor (or any company or entity in which the Seller or Taylor maintains, directly or indirectly, a controlling interest) sell or agree to sell material, equipment or services to the Buyer, the Seller or Taylor will offer and sell such material, equipment or services to the Buyer at a price which is no higher than the lowest price at which the same or similar materials, equipment or services are sold by the Seller or Taylor (or any company or entity in which the Seller or Taylor maintains, directly or indirectly, a controlling interest) to any other customer at such time. This price guaranty applies to materials, equipment and services of the type offered and sold by the Seller and Taylor on the Effective Date; it does not apply to any materials, equipment or services provided by any new businesses which are not of the same type or in the same industry as the Seller's or Taylor's operations as of the Effective Date.

            5.8. REMOVAL OF TAYLOR AS REGISTERED AGENT. No later than 10 business days after the Closing, the Buyer shall file Statements of Change of Registered Agent to remove John

Randall Taylor as Registered Agent of each of the Companies and appoint a Registered Agent of its choice for each of the Companies.

            5.9. REMOVAL OF TAYLOR FROM TEXAS RAILROAD COMMISSION FORM P-5. No later than 15 business days after the Closing, the Buyer shall file the appropriate documents to cause John Randall Taylor's name to be removed from all Form P-5s relating to the Companies filed with the Texas Railroad Commission.

      6. CONDITIONS TO OBLIGATION TO CLOSE.

            6.1. CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties set forth in Section
      2.1 and Section 3 shall be true and correct in all material respects at and as of the Closing Date;

                  (b) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (c) the Companies shall have procured all of the third party consents specified in Section 3.2, all of the estoppel certificates specified in Section 4.8;

                  (d) no action, suit, or proceeding shall be pending or threatened before any court or agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
      (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Buyer to own the Shares and to control the Companies, or (iv) affect adversely the right of any of the Companies to own their respective assets and to operate their respective businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (e) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified in Section 6.1(a)-(d) has been satisfied in all respects;

                  (f) the Seller or Taylor shall have caused both Cavern Disposal, Inc. and Butler SWD, Inc., both of which are corporations wholly owned by the Seller or Taylor, to enter into agreements, in form and substance satisfactory to the Buyer, providing for use by the Buyer, at rates which meet the specifications established in Section 5.7 of this Agreement, of all saltwater disposal wells now owned or subsequently acquired by either Cavern Disposal, Inc. or Butler SWD, Inc.;

                  (g) the Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in EXHIBIT E attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                  (h) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Companies other than those whom the Buyer shall have specified in writing at least three business days prior to the Closing;

                  (i) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

                  (j) the Buyer's due diligence investigation shall not have revealed a material misstatement or omission in any of the Financial Statements or in the Representations and Warranties provided in Section
      2.1 and in Section 3 of the Agreement;

                  (k) between the date of the Most Recent Financial Statements and the Closing Date, neither the Companies nor any of their assets shall have experienced or been subject to a material adverse change or loss, including without limitation the loss of a material customer relationship or a loss by strike, fire, flood, explosion, earthquake, accident or other calamity of such character as to interfere materially and adversely with the conduct of the business and operations of the Companies, regardless of whether or not such loss shall have been insured; and, from the date of the Most Recent Financial Statements through the end of the most recent month ending at least 20 days prior to the Closing Date there shall not have been an adverse change of 15% or more in the net income of the Companies on a consolidated basis or an adverse change of $420,000 or more in Adjusted EBITDA (on an annualized basis or $35,000 per month) after, in each such instance, adjustments for (i) the legal and accounting costs related to the transactions that are the subject of this Agreement and
      (ii) non-recurring employee bonuses paid in connection with such transactions.

                  (l) the Buyer shall have received environmental reports of all real properties owned, leased or occupied by the Companies and their predecessors, and such reports as to such properties shall not indicate the existence of a material adverse condition, or a condition in violation of any applicable laws relating to the protection of the environment, and Buyer shall have determined, in its sole discretion, to accept such reports;

                  (m) the Buyer shall have received from the Seller consolidated audited and unaudited financial statements of the Companies substantially in compliance with a letter from Buyer (signed by Mark Stark) to Taylor Service Company (addressed to Jeannie Hollingshead) dated June 5, 1996, and assurances from the independent accountants performing such audits that they will provide to Buyer manually signed reports and consents in the future as required under the rules of the Securities and Exchange Commission.

The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

            6.2. CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of the Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties set forth in Section
      2.2 shall be true and correct in all material respects at and as of the Closing Date;

                  (b) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (c) no action, suit, or proceeding shall be pending or threatened before any court or agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or
      (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (d) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified in Section 6.2(a)-(c) is satisfied in all respects;

                  (e) the Buyer shall have obtained a complete release from personal liability of the Seller for all debt of the Companies, which debt is listed on Section 6.2(e) of Seller's Disclosure Schedule;

                  (f) the Seller shall have received from counsel to the Buyer an opinion in form and substance as set forth in EXHIBIT F attached hereto, addressed to the Seller, and dated as of the Closing Date; and

                  (g) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 6.2 if they execute a writing so stating at or prior to the Closing.

      7. REMEDIES.

            7.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing except as disclosed on Seller's Disclosure Schedule) and continue in full force and effect forever subject only to any applicable statutes of limitations.

            7.2. INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                  (A) IF THE SELLER OR TAYLOR BREACHES (OR IF ANY THIRD PARTY ALLEGES FACTS THAT, IF TRUE, WOULD MEAN THE SELLER OR TAYLOR HAVE BREACHED) ANY OF THEIR REPRESENTATIONS, WARRANTIES, AND COVENANTS CONTAINED IN THIS AGREEMENT, THEN THE SELLER AND TAYLOR AGREE, JOINTLY AND SEVERALLY, TO INDEMNIFY THE BUYER FROM AND AGAINST THE ENTIRETY OF ANY AND ALL ACTIONS, SUITS, PROCEEDINGS, HEARINGS, INVESTIGATIONS, CHARGES, COMPLAINTS, CLAIMS, DEMANDS, INJUNCTIONS, JUDGMENTS, ORDERS, DECREES, RULINGS, DAMAGES, DUES, PENALTIES, FINES, COSTS, AMOUNTS PAID IN SETTLEMENT, LIABILITIES, OBLIGATIONS, TAXES, LIENS, LOSSES, EXPENSES, AND FEES, INCLUDING COURT COSTS AND ATTORNEYS' FEES AND EXPENSES (THE "ADVERSE CONSEQUENCES") THE BUYER MAY SUFFER THROUGH AND AFTER THE DATE OF THE CLAIM FOR INDEMNIFICATION (INCLUDING ANY ADVERSE CONSEQUENCES THE BUYER MAY SUFFER AFTER THE END OF ANY APPLICABLE SURVIVAL PERIOD) RESULTING FROM, ARISING OUT OF, RELATING TO, IN THE NATURE OF, OR CAUSED BY THE BREACH (OR THE ALLEGED BREACH). THIS INDEMNIFICATION SHALL ALSO APPLY TO ANY ADVERSE CONSEQUENCES THE BUYER MAY SUFFER IN CONNECTION WITH ANY ONE OR MORE OF THE LITIGATION MATTERS IDENTIFIED IN SECTION 3.18 OF SELLER'S DISCLOSURE SCHEDULE.

                  (B) THE SELLER AND TAYLOR AGREE, JOINTLY AND SEVERALLY, TO INDEMNIFY THE BUYER FROM AND AGAINST ANY ADVERSE CONSEQUENCES THE BUYER MAY SUFFER RESULTING FROM, ARISING OUT OF, RELATING TO, IN THE NATURE OF, OR CAUSED BY ANY LIABILITY OF ANY OF THE COMPANIES FOR THE UNPAID TAXES OF ANY PERSON (OTHER THAN ANY OF THE COMPANIES) UNDER TREAS. REG. SS.1.1502-6 (OR ANY SIMILAR PROVISION OF STATE, LOCAL, OR FOREIGN LAW), AS A TRANSFEREE OR SUCCESSOR, BY CONTRACT, OR OTHERWISE.

            7.3. ENVIRONMENTAL INDEMNITY AND RELEASE.

                  (A) DEFINITIONS. THE TERMS SET FORTH BELOW SHALL HAVE THE MEANINGS SET FORTH OPPOSITE SUCH TERMS:

                        (I) "CONTAMINATION" - THE RELEASE OR PRESENCE OF
            HAZARDOUS SUBSTANCES IN, ON, UNDERLYING OR SURROUNDING (INCLUDING INTO AIR, SOILS, SURFACE WATER OR GROUNDWATER) THE COMPANIES' PROPERTIES LISTED IN SECTION 3.11(A) AND 3.11(B) OF SELLER'S DISCLOSURE SCHEDULE (HEREINAFTER DEFINED AS "PROPERTIES"), INCLUDING MIGRATION OF OR DEPOSITING OF HAZARDOUS SUBSTANCES ONTO OR FROM ADJOINING OR NEIGHBORING PROPERTIES OR THE RELEASE OR PRESENCE OF HAZARDOUS

            SUBSTANCES FROM OR ASSOCIATED WITH THE OPERATIONS CONDUCTED ON ANY ONE OR MORE OF THE PROPERTIES WHEN SUCH HAZARDOUS SUBSTANCES HAVE BEEN TRANSPORTED TO ANY OTHER OFFSITE LOCATION; PROVIDED, HOWEVER, THAT SUCH TERM SHALL NOT INCLUDE CONTAMINATION WHICH IS CAPABLE OF BEING REMEDIATED TO MEET THE REQUIREMENTS OF ALL ENVIRONMENTAL, HEALTH AND SAFETY LAWS, IF SUCH REMEDIATION DOES NOT COST MORE THAN $7,500 AT ANY ONE PROPERTY. THE TERM CONTAMINATION ALSO SHALL NOT INCLUDE WASTES INJECTED INTO SALTWATER DISPOSAL WELLS, LOCATED ON THE PROPERTIES, IN FULL COMPLIANCE WITH ENVIRONMENTAL, HEALTH AND SAFETY LAWS.

                        (II) "ENVIRONMENTAL, HEALTH AND SAFETY LAWS" - ANY AND
            ALL FEDERAL, STATE OR LOCAL LAWS (INCLUDING COMMON LAW), RULES, REGULATIONS, ORDERS, AGREEMENTS, ORDINANCES, PERMITS, AUTHORIZATIONS, WRITS, JUDGMENTS, INJUNCTIONS, DECREES OR DETERMINATIONS, OR SIMILAR REQUIREMENTS, WHETHER ISSUED BY A COURT OR A GOVERNMENT AGENCY, RELATING TO THE PROTECTION OF THE ENVIRONMENT, THE RELEASE OF ANY HAZARDOUS SUBSTANCES INTO THE ENVIRONMENT, THE GENERATION, MANAGEMENT, TRANSPORTATION, STORAGE, TREATMENT AND DISPOSAL OF HAZARDOUS SUBSTANCES, PUBLIC HEALTH AND SAFETY, OR EMPLOYEE HEALTH AND SAFETY, INCLUDING LAWS RELATING TO EMISSIONS, DISCHARGES, RELEASES, OR THREATENED RELEASES OF POLLUTANTS, CONTAMINANTS, OR CHEMICAL, INDUSTRIAL, HAZARDOUS, OR TOXIC MATERIALS OR WASTES INTO AMBIENT AIR, SOILS, SURFACE WATER, GROUND WATER, OR LANDS OR OTHERWISE RELATING TO THE MANUFACTURE, PROCESSING, DISTRIBUTION, USE, TREATMENT, STORAGE, DISPOSAL, TRANSPORT, OR HANDLING OF POLLUTANTS, CONTAMINANTS, OR CHEMICAL, INDUSTRIAL, HAZARDOUS, OR TOXIC MATERIALS OR WASTES (INCLUDING, WITHOUT LIMITATION, THE CLEAN AIR ACT, THE TOXIC SUBSTANCE CONTROL ACT, THE CLEAN WATER ACT, THE OIL POLLUTION ACT OF 1990, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, AND THE RESOURCE CONSERVATION AND RECOVERY ACT, THE OCCUPATIONAL SAFETY AND HEALTH ACT OF 1970, ALL AS AMENDED, INCLUDING SIMILAR STATE OR LOCAL LAWS.)

                        (III) "ENVIRONMENTAL LOSS" - ANY AND ALL CLAIMS,
            DAMAGES, LOSSES, EXPENSES, COSTS, DEFICIENCIES, PENALTIES, LIENS, INTEREST, FINES, ASSESSMENTS, CHARGES, COMPENSATION, OBLIGATIONS AND LIABILITIES OF ANY KIND, WHETHER KNOWN OR UNKNOWN, IMPOSED BY PRIVATE PARTIES OR GOVERNMENTAL AGENCIES IN CIVIL, CRIMINAL OR ADMINISTRATIVE PROCEEDINGS, OR INCURRED BY, UNDER OR PURSUANT TO ENVIRONMENTAL, HEALTH AND SAFETY LAWS, WHETHER BASED ON NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, UNDER ANY THEORY OR PROCESS OF RECOVERY OR RELIEF, AT LAW OR AT EQUITY, INCLUDING REMEDIATION, RESTORATION, ABATEMENT, INVESTIGATION, TESTING, MONITORING, PERSONAL INJURY, DEATH AND PROPERTY DAMAGE COSTS, BUSINESS LOSSES, CONTRIBUTION FOR, OR RECOVERY OF SUCH COSTS UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, AS AMENDED, OR SIMILAR STATE OR FEDERAL LAWS, AND REASONABLE ATTORNEYS FEES, COURT COSTS AND INTEREST PAID OR ACCRUED, RELATED TO THE

            CONTAMINATION OF THE PROPERTIES OR OFFSITE LOCATIONS ARISING FROM OPERATIONS OR ACTIVITIES ON THE PROPERTIES OR THE REMEDIATION THEREOF.

                        (IV) "HAZARDOUS SUBSTANCE" - ANY TOXIC OR HAZARDOUS
            SUBSTANCE, MATERIAL OR WASTE, POLLUTANT, HAZARDOUS SUBSTANCE OR WASTES, PETROLEUM OR PETROLEUM DERIVED SUBSTANCE OR WASTE, SALT WATER, OIL AND GAS WASTE, RADIOACTIVE SUBSTANCE, MATERIAL OR WASTE, ASBESTOS CONTAINING MATERIALS, OR ANY CONSTITUENT OF ANY SUCH SUBSTANCE OR WASTE REGULATED UNDER OR DEFINED BY OR PURSUANT TO ANY ENVIRONMENTAL, HEALTH AND SAFETY LAW.

                        (V) "RELEASE" - ANY RELEASE, SPILL, EMISSION, LEAKING,
            PUMPING, INJECTION, DEPOSIT, DISPOSAL, DISCHARGE, DISPERSAL, LEACHING OR MIGRATION INTO THE ENVIRONMENT OR INTO OR OUT OF THE PROPERTIES, INCLUDING THE MOVEMENT OF HAZARDOUS SUBSTANCES THROUGH OR IN THE AIR, SOIL, SURFACE WATER OR GROUNDWATER OF THE PROPERTIES OR ADJOINING PROPERTIES, PROVIDED HOWEVER THAT THE TERM RELEASE SHALL NOT INCLUDE THE INJECTION OF WASTES INTO SALT WATER DISPOSAL WELLS, LOCATED ON THE PROPERTIES, IN FULL COMPLIANCE WITH ALL ENVIRONMENTAL, HEALTH AND SAFETY LAWS.

                        (VI) "REMEDIATION" - ALL ACTIONS, WHETHER UNDERTAKEN
            PURSUANT TO JUDICIAL OR ADMINISTRATIVE ORDER OR OTHERWISE, REASONABLY NECESSARY TO COMPLY WITH APPLICABLE ENVIRONMENTAL, HEALTH AND SAFETY LAWS, TO (A) INVESTIGATE, CLEAN UP, REMEDIATE, REMOVE, TREAT, COVER OR IN ANY OTHER WAY ADJUST HAZARDOUS SUBSTANCES IN OR AROUND THE PROPERTIES; OR (B) PREVENT OR CONTROL THE RELEASE OF HAZARDOUS SUBSTANCES SO THAT THEY DO NOT MIGRATE OR ENDANGER OR THREATEN TO ENDANGER PUBLIC HEALTH OR WELFARE OR THE INDOOR OR OUTDOOR ENVIRONMENT.

                  (B) THE SELLER'S AND TAYLOR'S RELEASE, INDEMNIFICATION AND OTHER OBLIGATIONS RELATING TO ENVIRONMENTAL LOSSES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, THE SELLER AND TAYLOR HEREBY RELEASE THE BUYER AND ITS RESPECTIVE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS AND AFFILIATES, SEPARATE CONSIDERATION FOR WHICH IS HEREBY ACKNOWLEDGED, OF AND FROM, AND AGREE, JOINTLY AND SEVERALLY, TO HOLD HARMLESS AND INDEMNIFY BUYER AND ITS RESPECTIVE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS AND AFFILIATES, IN CONNECTION WITH THE DEFENSE, PROSECUTION, SATISFACTION, SETTLEMENT, OR COMPROMISE, INCLUDING THE REASONABLE COST AND EXPENSE OF LITIGATION (INCLUDING REASONABLE ATTORNEYS FEES, CONSULTANT FEES AND ACCOUNTANTS FEES, TRAVEL EXPENSE, JUDGMENTS, COURT COSTS, AND RELATED LITIGATION EXPENSES AND SUCH OTHER ACTUAL AND REASONABLE COSTS IN CONNECTION WITH THE DEFENSE, PROSECUTION, SATISFACTION, SETTLEMENT OR COMPROMISE) (ALL OF SUCH AMOUNTS, COSTS AND EXPENSES HEREIN CALLED "COSTS") OF (I) ANY ENVIRONMENTAL LOSSES IN CONNECTION WITH, RELATING TO, OR ARISING FROM OWNERSHIP OR MANAGEMENT OF THE COMPANIES, THEIR RESPECTIVE PREDECESSORS OR AFFILIATES AND/OR THE PROPERTIES PRIOR TO THE DATE OF CLOSING, (II) REMEDIATION OF ANY HAZARDOUS SUBSTANCES OR CONTAMINATION (X) AT, ON OR UNDER THE PROPERTIES OR NEIGHBORING OR ADJACENT PROPERTIES OR
      (Y) AT ANY

      OFFSITE LOCATION, WHERE SUCH HAZARDOUS SUBSTANCES OR CONTAMINATION ARISES FROM, IS CONTRIBUTED TO OR IS IN CONNECTION WITH, OPERATIONS OR ACTIVITIES OF THE COMPANIES, THEIR RESPECTIVE PREDECESSORS OR AFFILIATES AND/OR OPERATIONS OR ACTIVITIES ON THE PROPERTIES PRIOR TO THE DATE OF CLOSING, OR (III) ANY CLAIMS ARISING FROM, IN CONNECTION WITH, OR RELATING TO, ANY BREACH OF THE REPRESENTATIONS OR WARRANTIES OF THE SELLER OR TAYLOR SET FORTH IN THIS AGREEMENT.

            7.4. INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER. IF THE BUYER BREACHES (OR IN THE EVENT ANY THIRD PARTY ALLEGES FACTS THAT, IF TRUE, WOULD MEAN THE BUYER HAS BREACHED) ANY OF ITS REPRESENTATIONS, WARRANTIES, AND COVENANTS CONTAINED IN THIS AGREEMENT, THEN THE BUYER AGREES TO INDEMNIFY THE SELLER FROM AND AGAINST ANY ADVERSE CONSEQUENCES THE SELLER MAY SUFFER THROUGH AND AFTER THE DATE OF THE CLAIM FOR INDEMNIFICATION (INCLUDING ANY ADVERSE CONSEQUENCES THE SELLER MAY SUFFER AFTER THE END OF ANY APPLICABLE SURVIVAL PERIOD) RESULTING FROM, ARISING OUT OF, RELATING TO, IN THE NATURE OF, OR CAUSED BY THE BREACH (OR THE ALLEGED BREACH).

            7.5. MATTERS INVOLVING THIRD PARTIES.

                  (A) IF ANY THIRD PARTY SHALL NOTIFY ANY PARTY (THE "INDEMNIFIED PARTY") WITH RESPECT TO ANY MATTER (A "THIRD PARTY CLAIM") WHICH MAY GIVE RISE TO A CLAIM FOR INDEMNIFICATION AGAINST ANY OTHER PARTY (THE "INDEMNIFYING PARTY") UNDER THIS SECTION 7, THEN THE INDEMNIFIED PARTY SHALL PROMPTLY NOTIFY EACH INDEMNIFYING PARTY THEREOF IN WRITING; PROVIDED, HOWEVER, THAT NO DELAY ON THE PART OF THE INDEMNIFIED PARTY IN NOTIFYING ANY INDEMNIFYING PARTY SHALL RELIEVE THE INDEMNIFYING PARTY FROM ANY OBLIGATION HEREUNDER UNLESS (AND THEN SOLELY TO THE EXTENT) THE INDEMNIFYING PARTY THEREBY IS PREJUDICED.

                  (B) ANY INDEMNIFYING PARTY WILL HAVE THE RIGHT TO DEFEND THE INDEMNIFIED PARTY AGAINST THE THIRD PARTY CLAIM WITH COUNSEL OF ITS CHOICE REASONABLY SATISFACTORY TO THE INDEMNIFIED PARTY SO LONG AS (I) THE INDEMNIFYING PARTY NOTIFIES THE INDEMNIFIED PARTY IN WRITING WITHIN 15 DAYS AFTER THE INDEMNIFIED PARTY HAS GIVEN NOTICE OF THE THIRD PARTY CLAIM THAT THE INDEMNIFYING PARTY WILL INDEMNIFY THE INDEMNIFIED PARTY FROM AND AGAINST THE ENTIRETY OF ANY ADVERSE CONSEQUENCES THE INDEMNIFIED PARTY MAY SUFFER RESULTING FROM, ARISING OUT OF, RELATING TO, IN THE NATURE OF, OR CAUSED BY THE THIRD PARTY CLAIM, (II) THE INDEMNIFYING PARTY PROVIDES THE INDEMNIFIED PARTY WITH EVIDENCE ACCEPTABLE TO THE INDEMNIFIED PARTY THAT THE INDEMNIFYING PARTY WILL HAVE THE FINANCIAL RESOURCES TO DEFEND AGAINST THE THIRD PARTY CLAIM AND FULFILL ITS INDEMNIFICATION OBLIGATIONS HEREUNDER, (III) THE THIRD PARTY CLAIM INVOLVES ONLY MONETARY DAMAGES AND DOES NOT SEEK AN INJUNCTION OR OTHER EQUITABLE RELIEF, (IV) SETTLEMENT OF, OR AN ADVERSE JUDGMENT WITH RESPECT TO, THE THIRD PARTY CLAIM IS NOT, IN THE GOOD FAITH JUDGMENT OF THE INDEMNIFIED PARTY, LIKELY TO ESTABLISH A PRECEDENTIAL CUSTOM OR PRACTICE MATERIALLY ADVERSE TO THE CONTINUING BUSINESS INTERESTS OF THE INDEMNIFIED PARTY, AND (V) THE INDEMNIFYING PARTY CONDUCTS THE DEFENSE OF THE THIRD PARTY CLAIM ACTIVELY AND DILIGENTLY.

                  (C) SO LONG AS THE INDEMNIFYING PARTY IS CONDUCTING THE DEFENSE OF THE THIRD PARTY CLAIM IN ACCORDANCE WITH SECTION 7.4(B), (I) THE INDEMNIFIED PARTY MAY RETAIN SEPARATE CO-COUNSEL AT ITS SOLE COST AND EXPENSE AND PARTICIPATE IN THE DEFENSE OF THE THIRD PARTY CLAIM, (II) THE INDEMNIFIED PARTY WILL NOT CONSENT TO THE ENTRY OF ANY JUDGMENT OR ENTER INTO ANY SETTLEMENT WITH RESPECT TO THE THIRD PARTY CLAIM WITHOUT THE PRIOR WRITTEN CONSENT OF THE INDEMNIFYING PARTY (NOT TO BE UNREASONABLY WITHHELD), AND (III) THE INDEMNIFYING PARTY WILL NOT CONSENT TO THE ENTRY OF ANY JUDGMENT OR ENTER INTO ANY SETTLEMENT WITH RESPECT TO THE THIRD PARTY CLAIM WITHOUT THE PRIOR WRITTEN CONSENT OF THE INDEMNIFIED PARTY (NOT TO BE UNREASONABLY WITHHELD).

                  (D) IF ANY OF THE CONDITIONS IN SECTION 7.4(B) IS OR BECOMES UNSATISFIED, HOWEVER, (I) THE INDEMNIFIED PARTY MAY DEFEND AGAINST, AND CONSENT TO THE ENTRY OF ANY JUDGMENT OR ENTER INTO ANY SETTLEMENT WITH RESPECT TO, THE THIRD PARTY CLAIM IN ANY MANNER IT REASONABLY MAY DEEM APPROPRIATE (AND THE INDEMNIFIED PARTY NEED NOT CONSULT WITH, OR OBTAIN ANY CONSENT FROM, ANY INDEMNIFYING PARTY IN CONNECTION THEREWITH), (II) THE INDEMNIFYING PARTY WILL REIMBURSE THE INDEMNIFIED PARTY PROMPTLY AND PERIODICALLY FOR THE COSTS OF DEFENDING AGAINST THE THIRD PARTY CLAIM (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES), AND (III) THE INDEMNIFYING PARTY WILL REMAIN RESPONSIBLE FOR ANY ADVERSE CONSEQUENCES THE INDEMNIFIED PARTY MAY SUFFER RESULTING FROM, ARISING OUT OF, RELATING TO, IN THE NATURE OF, OR CAUSED BY THE THIRD PARTY CLAIM TO THE FULLEST EXTENT PROVIDED IN THIS SECTION 7.

            7.6. DETERMINATION OF ADVERSE CONSEQUENCES. The parties shall take into account the time cost of money in determining Adverse Consequences for purposes of this Section 7. All indemnification payments under this Section 7 shall be deemed adjustments to the Purchase Price.

            7.7. SET-OFF UNDER BUYER NOTE. THE BUYER SHALL HAVE THE OPTION OF RECOUPING ALL OR ANY PART OF ANY ADVERSE CONSEQUENCES IT MAY SUFFER, TOGETHER WITH ANY AND ALL OTHER AMOUNTS THE BUYER IS ENTITLED TO RECEIVE FROM THE SELLER OR TAYLOR PURSUANT TO THE TERMS OF THIS AGREEMENT AFTER EXHAUSTION OF ALL APPLICABLE INSURANCE COVERAGE ASSUMING THERE IS A REASONABLE ARGUMENT THAT SUCH COVERAGE EXISTS (IN LIEU OF OR IN ADDITION TO SEEKING ANY INDEMNIFICATION TO WHICH IT IS ENTITLED UNDER THIS SECTION 7), BY NOTIFYING THE SELLER 30 DAYS IN ADVANCE THAT THE BUYER IS OFFSETTING SUCH AMOUNTS AGAINST ACCRUED BUT UNPAID INTEREST OR THE PRINCIPAL AMOUNT OUTSTANDING UNDER THE BUYER NOTE. ANY SUCH OFFSET SHALL RELIEVE THE BUYER (MAKER) FROM THE NEXT PAYMENT(S) DUE UNDER THE BUYER NOTE, TO THE EXTENT OF SUCH OFFSET.

            7.8. OTHER INDEMNIFICATION PROVISIONS. THE FOREGOING INDEMNIFICATION PROVISIONS ARE IN ADDITION TO, AND NOT IN DEROGATION OF, ANY STATUTORY, EQUITABLE, OR COMMON LAW REMEDY ANY PARTY MAY HAVE FOR BREACH OF REPRESENTATION, WARRANTY, OR COVENANT. THE SELLER AND TAYLOR HEREBY AGREE THAT NEITHER OF THEM WILL MAKE ANY CLAIM FOR INDEMNIFICATION AGAINST ANY OF THE COMPANIES BY REASON OF THE FACT THAT ANY OF THEM WAS A DIRECTOR, OFFICER, EMPLOYEE, OR AGENT OF ANY SUCH ENTITY OR WAS SERVING AT THE REQUEST OF ANY SUCH ENTITY AS A PARTNER, TRUSTEE, DIRECTOR, OFFICER, EMPLOYEE, OR AGENT OF ANOTHER ENTITY (WHETHER SUCH CLAIM

IS FOR JUDGMENTS, DAMAGES, PENALTIES, FINES, COSTS, AMOUNTS PAID IN SETTLEMENT, LOSSES, EXPENSES, OR OTHERWISE AND WHETHER SUCH CLAIM IS PURSUANT TO ANY STATUTE, CHARTER DOCUMENT, BYLAW, AGREEMENT, OR OTHERWISE) WITH RESPECT TO ANY ACTION, SUIT, PROCEEDING, COMPLAINT, CLAIM, OR DEMAND BROUGHT BY THE BUYER AGAINST THE SELLER OR TAYLOR (WHETHER SUCH ACTION, SUIT, PROCEEDING, COMPLAINT, CLAIM, OR DEMAND IS PURSUANT TO THIS AGREEMENT, APPLICABLE LAW, OR OTHERWISE).

            7.9. RELIANCE UPON INSURANCE. Notwithstanding any other provision of this Section 7, the Buyer agrees to provide insurance coverage for the Companies' assets to the same or a similar extent as the Buyer insures its other assets. The Buyer agrees not to enforce against the Seller or Taylor the indemnity provisions provided in Section 7.2 or Section 7.3 of the Agreement to the extent that the Buyer has insurance coverage which is available to reimburse the Companies or the Buyer, as applicable, for Adverse Consequences; PROVIDED, HOWEVER, that this Section 7.9 shall not apply to the extent such Adverse Consequences are subject to a deductible borne by the Buyer or the Companies to the extent such deductible is not in excess of the applicable deductible borne by the Seller or Taylor prior to the Closing, or to the extent that an insurance carrier refuses to cover all or any part of any Adverse Consequences. The Buyer further agrees to request and to use its best efforts to cause its insurance carriers to name the Seller and Taylor as named insureds on the Buyer's insurance policies that apply to the Companies. The Seller, Taylor and the Buyer agree to cooperate with any and all such insurance carriers and with each other in the defense of any and all claims brought against the Companies or against the Buyer.

      8. TERMINATION.

            8.1. TERMINATION OF AGREEMENT. The parties may terminate this Agreement as provided below:

                  (a) The Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing.

                  (b) The Buyer may terminate this Agreement and receive a return of the Earnest Money Deposit by giving written notice to the Seller at any time prior to the Closing if (i) the Seller or Taylor has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach; (ii) the Closing shall not have occurred on or before September 30, 1996, by reason of the failure of or refusal of the Seller or Taylor to perform any condition precedent under Section 6.1 (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); or
      (iii) any of the conditions to the obligation of the Buyer to close, set forth in Section 6.1 hereof, have not been satisfied, and the parties do not obtain any required regulatory approvals for the transactions contemplated by this Agreement, despite Buyer's diligent efforts to obtain such approvals.

            8.2. EFFECT OF TERMINATION. If any party terminates this Agreement pursuant to Section 8.1, all rights and obligations of the parties hereunder shall terminate without any Liability of any party to any other party (except for any Liability of any party then in breach). If this Agreement is terminated pursuant to Section 8.1, the Buyer shall be entitled to a refund of the Earnest Money Deposit and all interest earned thereon. If this Agreement is terminated for any other reason, the Seller shall be entitled to retain the Earnest Money Deposit and the Buyer shall pay the Seller an additional $225,000, as liquidated damages, and not as a penalty, as the Seller's sole remedy for the Buyer's failure to close.

            8.3. LETTER OF INTENT. Upon execution of this Agreement, the Letter of Intent dated May 20, 1996, and executed May 28, 1996, by the Buyer and by John Randall Taylor, individually and as President on behalf of the Taylor Group, shall be null and void and deemed superseded by the provisions hereof.

      9. ARBITRATION.

            9.1. NEGOTIATION PERIOD. All disputes arising under this Agreement (other than a suit for injunctive relief) or arising with respect to any transaction contemplated hereby will be subject to binding arbitration in accordance with this Section 9. If such a dispute exists, the parties shall attempt for a thirty-day period (the "NEGOTIATION PERIOD") from the date any party gives any one or more of the other parties notice (a "DISPUTE NOTICE") pursuant to this section, to negotiate in good faith, a resolution of the dispute. The Dispute Notice shall set forth with specificity the basis of the dispute and shall be delivered to each party to this Agreement to whom the dispute relates. During the Negotiation Period, representatives of each party involved in the dispute who have authority to settle the dispute shall meet at mutually convenient times and places and use their best efforts to resolve the dispute.

            9.2. COMMENCEMENT OF ARBITRATION. If a resolution is not reached by the parties prior to the end of the Negotiation Period, each party shall have ten days from the end of such period to give each other party who received a Dispute Notice written notice of the selection of an independent arbitrator. If only one party gives such written notice, the arbitrator selected by that party (the "FINAL ARBITRATOR") shall make a final and binding determination as to the parties' respective rights and obligations with respect to the matters set forth in the Dispute Notice. If more than one party selects an arbitrator, the arbitrators so selected shall, within ten days of the last timely notice of selection of an arbitrator, select a different independent arbitrator (also referred to herein as the "FINAL ARBITRATOR") who shall make a final and binding determination of the parties' respective rights and obligations with respect to the matters set forth in the Dispute Notice. Following the selection of the Final Arbitrator, the other arbitrators selected shall have no further responsibilities hereunder. Each arbitrator selected hereunder shall be experienced in the arbitration of complex commercial disputes.

            9.3. CONSOLIDATION OF HEARINGS. If more than one party delivers a Dispute Notice to one or more other parties pursuant to this Section 9, the Final Arbitrators selected with respect to each such Dispute Notice may elect, in their sole discretion, to combine the matters set forth in one or more, but not necessarily all, of the Dispute Notices into one or more hearings, in which case, the Final Arbitrators shall adjust the time deadlines set forth herein as they determine appropriate, and shall decide which one of them will hear the evidence and render a final determination with respect to each hearing.

            9.4. DISCOVERY. Each party to an arbitration shall be entitled to one deposition, lasting no more than one day, of a designated representative of each other party to the arbitration prior to the arbitration hearing; and each party shall be entitled, within thirty days of the appointment of the Final Arbitrator, to serve upon each other party one set of Interrogatories (seeking no more than thirty responses), one set of Requests for Production (limited to thirty requests) and one set of Requests for Admission (limited to thirty requests), each of which shall be answered by the recipient thereof within two weeks of its receipt. Otherwise, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association.

            9.5. CONCLUSION OF ARBITRATION. The decision of the Final Arbitrator as to the parties' respective rights and obligations shall be made within sixty days of the end of the Negotiation Period and shall be binding on the parties. The Final Arbitrator may determine that a party is entitled to damages hereunder from one or more other parties, and the manner in which such damages shall be assessed against the other parties. However, the Final Arbitrator may not award emotional distress or punitive damages.

            9.6. EXPENSES OF ARBITRATORS. The expenses of the Final Arbitrator shall be shared equally by the parties to the arbitration. The expenses of each other arbitrator selected hereunder shall be borne by the party selecting such arbitrator.

      10. MISCELLANEOUS.

            10.1. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party to this Agreement; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will use its reasonable efforts to advise the other parties prior to making the disclosure).

            10.2. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

            10.3. ENTIRE AGREEMENT. This Agreement (including the Exhibits, Disclosure Schedules and other documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof. References to section numbers and exhibits are to sections of this Agreement and Exhibits to this Agreement unless otherwise specified. All Exhibits and the Disclosure Schedules are incorporated in this Agreement as if set forth in full in this Agreement.

            10.4. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of their or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

            10.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            10.6. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            10.7. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

             IF TO THE SELLER:                  COPY TO:

            PSD INVESTMENTS, LTD.               MIKE PARKER, ESQ.
            P.O. DRAWER B                       109 SOUTH SYCAMORE STREET
            CARTHAGE, TEXAS  75633              P.O. BOX 1011
                                                CARTHAGE, TEXAS 75633

             IF TO THE BUYER:                   COPY TO:

            DAWSON PRODUCTION SERVICES, INC.    JENKENS & GILCHRIST
            901 N.E. LOOP 410                   A PROFESSIONAL CORPORATION
            SUITE 700                           600 CONGRESS AVENUE, SUITE 2200
            SAN ANTONIO, TEXAS  78209           AUSTIN, TEXAS  78701
                                                ATTN:  J. ROWLAND COOK

      Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Agreement.

            10.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

            10.9. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            10.10.SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

            10.11.EXPENSES. Each of the parties and each of the Companies will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

            10.12.CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained in this Agreement shall have independent significance. If any party has breached any representation, warranty, or covenant contained in this Agreement in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

            10.13.SPECIFIC PERFORMANCE. The Seller acknowledges and agrees that the Buyer would be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Seller agrees that the Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions set forth in Section 10.14), in addition to any other remedy to which they may be entitled, at law or in equity.

            10.14.SUBMISSION TO JURISDICTION. Each of the parties submits to the jurisdiction of any state or federal court sitting in Bexar County, Texas, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

            10.15. CONSTRUCTION. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

            10.16. GOOD FAITH. The parties agree to act in good faith in the performance and enforcement of the Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                    BUYER:

                                    DAWSON PRODUCTION SERVICES, INC.

                                    By: /s/ MICHAEL E. LITTLE

                                    Title: CHAIRMAN, CEO


                                    SELLER:

                                    PSD INVESTMENTS, LTD.

                                    By: /s/ JOHN RANDALL TAYLOR

                                    Title: GENERAL PARTNER

                                    TAYLOR:

                                    /s/ JOHN RANDALL TAYLOR JOHN RANDALL TAYLOR,
                                    individually and as general partner and sole
                                    managing partner of PSD Investments, Ltd.


                                    /s/ KATHY DIANNE TAYLOR
                                    KATHY DIANNE TAYLOR, individually
                                    and as general partner of PSD Investments,
                                    Ltd.

EXHIBITS:

Exhibit A    -     The Companies
Exhibit B    -     Excluded Assets
Exhibit C    -     Buyer Note
Exhibit D    -     Financial Statements
Exhibit E    -     Opinion of Seller's Counsel
Exhibit F    -     Opinion of Buyer's Counsel
Exhibit G    -     Termination Value of the TRAC Leases

SELLER'S DISCLOSURE SCHEDULES:

SDS 3.5      -     Capitalization Schedule
SDS 3.7(a)   -     Sale of Assets
SDS 3.7(f)   -     Insurance Schedules
SDS 3.7(m)   -     Schedule of Vehicle Accidents
SDS 3.7(q)   -     Monthly Bonus Plan and Fringe Benefit Summary
SDS 3.10(e)  -     Election Schedule for Controlled Group of Corporations
SDS 3.14(a)  -     Leased Truck Schedule
SDS 3.14(b)  -     Customer Warranty Labor Rate and Schedule of Utilities
SDS 3.14(d)  -     List of Company Visa Cards and Credit Card Policy
SDS 3.14(d)  -     Schedule of Notes Payable
SDS 3.14(k)  -     Central Texas and East Texas District Price List for
                     Saltwater Disposal
SDS 3.15     -     Accounts Receivable and Customer Lists
SDS 3.17     -     Worker's Compensation Retro Calculation 4/1/95 to 3/31/96
SDS 3.17(iii)-     Insurance Coverage for Policy Periods in 1994, 1995 and 1996
SDS 3.17(iv) -     Worker's Compensation Retrospective Rating Exhibit / Excess
                     Loss Insurance Contract Policy Schedule of Excess Loss
SDS 3.18     -     Litigation Schedule
SDS 3.19     -     Terms of Sale and Conditions of Sales (Sample Invoice)

                                   EXHIBIT A

                                 THE COMPANIES

Taylor Companies, Inc., which is the 100% parent of each of the following:
Taylor Interests, Inc.
Taylor SWD Operating, Inc.
Taylor Environmental, Inc.
Taylor Disposal, Inc.
Production Disposal, Inc.
Taylor Injection Systems, Inc.
DeBerry SWD, Inc.
Tatum SWD, Inc.
Taylor Water Injections, Inc.
Newton County SWD, Inc.
Teague Interests, Inc.
Taylor Caldwell Properties, LLC